EXHIBIT 99.1


                                  FORM 11-K

                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

(Mark One)

[ x ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1994

                                      OR

[   ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934  [NO FEE REQUIRED]

          For the transition period from ________ to _______

Commission file numbers:  33-25419 and 33-64058

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                           Airgas, Inc. 401(k) Plan

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                 Airgas, Inc.
                        Five Radnor Corporate Center
                             100 Matsonford Road
                                  Suite 550
                         Radnor, Pennsylvania  19087

                             REQUIRED INFORMATION

     (1)  Financial Statements:

     The following financial statements, including Independent Auditors' Report thereon of Airgas, Inc. 401(k) Plan are submitted herewith:

               Statements of Net Assets Available for
               Benefits as of December 31, 1994 and 1993

               Statements of Changes in Net Assets Available for
               Benefits for the three years ended December 31, 1994

               Notes to Financial Statements
               Item 27(a) - Schedule of Assets Held for Investment Purposes
               Item 27(d) - Schedule of Reportable Transactions

     The schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are included in the aforementioned financial statements of the Airgas, Inc. 401(k) Plan.


     Signatures
     __________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AIRGAS, INC. 401(k) PLAN



                                     BY:/s/ Todd R. Craun
                                        _______________________
                                        Todd R. Craun
                                        Secretary and Corporate
                                        Counsel of Airgas, Inc.

                                        As Plan Administrator

DATED:  June 27, 1995

                           AIRGAS, INC. 401(k) PLAN

                           Financial Statements and
                            Supplementary Schedules

                          December 31, 1994 and 1993

                 (With Independent Auditors' Report Thereon)

AIRGAS, INC. 401(k) PLAN

Table of Contents

December 31, 1994 and 1993
______________________________________________________________________________

                                                                 Page


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . 1

Financial Statements:

   Statement of Net Assets Available for Benefits
     as of December 31, 1994 . . . . . . . . . . . . . . . . . . . 2

   Statement of Net Assets Available for Benefits
     as of December 31, 1993 . . . . . . . . . . . . . . . . . . . 3

   Statement of Changes in Net Assets Available for
     Benefits, Year ended December 31, 1994  . . . . . . . . . . . 4

   Statement of Changes in Net Assets Available for
     Benefits, Year ended December 31, 1993  . . . . . . . . . . . 5

   Statement of Changes in Net Assets Available for
     Benefits, Year ended December 31, 1992  . . . . . . . . . . . 6

Notes to Financial Statements  . . . . . . . . . . . . . . . . . . 7


Schedule


   1      Item 27(a) - Schedule of Assets Held for Investment
          Purposes  . . . . . . . . . . . . . . .  . . . . . . .  14

   2      Item 27(d) - Schedule of Reportable Transactions . . .  15

Independent Auditors' Report



The Plan Administrator
Airgas, Inc. 401(k) Plan:


We have audited the accompanying statements of net assets available for benefits of the Airgas, Inc. 401(k) Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1994. In connection with our audits of the accompanying statements, we also have audited the financial statement schedule of assets held for investment purposes (Schedule 1) and the schedule of reportable transactions (Schedule 2) as of and for the year ended December 31, 1994. These financial statements and financial statement schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Airgas, Inc. 401(k) Plan at December 31, 1994 and 1993 and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth thereon.



Philadelphia, Pennsylvania                           KPMG Peat Marwick LLP
May 26, 1995


AIRGAS, INC. 401(k) PLAN

Statement of Net Assets Available for Benefits

December 31, 1994
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Assets:
 Investments (note 3)    $ 5,736,196   3,014,925   17,249,918    13,707,173          -     39,708,212

 Receivables
  Employee contributions      76,819      51,300      215,178       117,088          -        460,385
  Employer contributions      25,976      17,347       72,763        39,593          -        155,679
  Employee rollovers               -           -       46,251         1,935          -         48,186
______________________________________________________________________________________________________
                             102,795      68,647      334,192       158,616          -        664,250

  Employee loans                   -           -            -             -  1,328,444      1,328,444

  Cash and cash equivalent,
   interest-bearing (note 4)   1,539       2,372       53,998       141,575          -        199,484
______________________________________________________________________________________________________

Total assets               5,840,530   3,085,944   17,638,108    14,007,364  1,328,444     41,900,390
______________________________________________________________________________________________________

Net assets available
  for benefits           $ 5,840,530   3,085,944   17,638,108    14,007,364  1,328,444     41,900,390
======================================================================================================

See accompanying notes to financial statements.


AIRGAS, INC. 401(k) PLAN

Statement of Net Assets Available for Benefits

December 31, 1993
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Assets:
 Investments (note 3)    $ 3,572,623   1,773,039   12,302,061    12,982,796          -     30,630,519

 Receivables
  Employee contributions      53,041      30,598      171,213       109,353          -        364,205
  Employer contributions      14,538       8,571       46,862        34,458          -        104,429
______________________________________________________________________________________________________
                              67,579      39,169      218,075       143,811          -        468,634

  Employee loans                   -           -            -             -    974,961        974,961

  Cash and cash equivalent,
   interest-bearing (note 4)  15,386       9,003       33,573        47,378          -        105,340
______________________________________________________________________________________________________

Total assets               3,655,588   1,821,211   12,553,709    13,173,985    974,961     32,179,454
______________________________________________________________________________________________________

Net assets available
  for benefits           $ 3,655,588   1,821,211   12,553,709    13,173,985    974,961     32,179,454
======================================================================================================

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN
Statement of Changes in Net Assets Available for Benefits
Year ended December 31, 1994
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Investment income:
 Unrealized loss on
  investments            $  (249,470)   (197,963)  (2,096,563)            -          -     (2,543,996)
 Realized gain on
  investments                194,849     226,572      807,731             -          -      1,229,152
 Interest                          -           -            -       829,141     96,620        925,761
 Earnings on liquidity
  fund                         1,089         438        6,593         5,713          -         13,833
______________________________________________________________________________________________________
                             (53,532)     29,047   (1,282,239)      834,854     96,620       (375,250)
Contributions:________________________________________________________________________________________
 Employee                    760,133     464,951    2,090,522     1,284,816          -      4,600,422
 Employer matching           231,279     141,781      624,697       424,422          -      1,422,179
 Employee rollovers        1,082,489     585,644    1,404,722     1,140,953          -      4,213,808
 Employer discretionary      315,787     157,226      871,181       915,786          -      2,259,980
______________________________________________________________________________________________________
                           2,389,688   1,349,602    4,991,122     3,765,977          -     12,496,389
Benefits paid to  ____________________________________________________________________________________
  participants              (260,337)   (165,234)  (1,031,362)     (895,317)   (47,953)    (2,400,203)
______________________________________________________________________________________________________
Interfund transfers,
  including loans granted,
  net of loan repayments     109,123      51,318    2,406,878    (2,872,135)   304,816              -
______________________________________________________________________________________________________
Net change to plan         2,184,942   1,264,733    5,084,399       833,379    353,483      9,720,936
Net assets available for benefits:
 Beginning of year         3,655,588   1,821,211   12,553,709    13,173,985    974,961     32,179,454
______________________________________________________________________________________________________
End of year              $ 5,840,530   3,085,944   17,638,108    14,007,364  1,328,444     41,900,390
====================================================================================================___

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN
Statement of Changes in Net Assets Available for Benefits
Year ended December 31, 1993
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Investment income:
 Unrealized gain on
  investments            $   226,985      22,585    4,799,334             -          -      5,048,904
 Realized gain on
  investments                358,709     215,840      678,054             -          -      1,252,603
 Interest                          -           -            -       823,109     78,568        901,677
 Earnings on liquidity
  fund                           471         229        2,390         2,275          -          5,365
______________________________________________________________________________________________________
                             586,165     238,654    5,479,778       825,384     78,568      7,208,549
Contributions:________________________________________________________________________________________
 Employee                    542,556     303,280    1,181,278     1,465,084          -      3,492,198
 Employer matching           148,056      84,703      322,293       462,717          -      1,017,769
 Employee rollovers          162,630     151,458      392,960       344,058          -      1,051,106
 Employer discretionary      215,393     105,493      328,555       823,959          -      1,473,400
______________________________________________________________________________________________________
                           1,068,635     644,934    2,225,086     3,095,818          -      7,034,473
Benefits paid to  ____________________________________________________________________________________
  participants              (241,993)   (121,896)    (519,787)   (1,611,915)   (51,993)    (2,547,584)
______________________________________________________________________________________________________
Interfund transfers,
  including loans granted,
  net of loan repayments      63,847     166,992      846,705    (1,334,450)   256,906              -
______________________________________________________________________________________________________
Net change to plan         1,476,654     928,684    8,031,782       974,837    283,481     11,695,438
Net assets available for benefits:
 Beginning of year         2,178,934     892,527    4,521,927    12,199,148    691,480     20,484,016
______________________________________________________________________________________________________
End of year              $ 3,655,588   1,821,211   12,553,709    13,173,985    974,961     32,179,454
====================================================================================================___

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN
Statement of Changes in Net Assets Available for Benefits
Year ended December 31, 1992
                          Fidelity     Fidelity    Airgas,Inc.   Guaranteed
                          Magellan     Puritan     Common        Investment     Loan
                          Fund         Fund        Stock         Contracts      Fund         Total
______________________________________________________________________________________________________
Investment income:
 Unrealized gain (loss)
  on investments         $  (158,011)     15,722    1,664,363             -          -      1,522,074
 Realized gain on
  investments                301,482      79,945      181,546             -          -        562,973
 Interest                          -           -            -       786,105     67,097        853,202
 Earnings on liquidity
  fund                            44           9        1,384         5,439          -          6,876
______________________________________________________________________________________________________
                             143,515      95,676    1,847,293       791,544     67,097      2,945,125
Contributions:________________________________________________________________________________________
 Employee                    395,796     178,835      533,387     1,484,582          -      2,592,600
 Employer matching           111,427      49,590      150,017       472,238          -        783,272
 Employee rollovers           66,580      61,685       40,856        78,616          -        247,737
 Employer discretionary       77,010      33,628       99,943       615,256          -        825,837
______________________________________________________________________________________________________
                             650,813     323,738      824,203     2,650,692          -      4,449,446
Benefits paid to  ____________________________________________________________________________________
  participants               (94,792)    (47,741)    (204,303)     (920,750)   (58,419)    (1,326,005)
______________________________________________________________________________________________________
Interfund transfers,
  including loans granted,
  net of loan repayments     176,430     (18,502)      84,467      (215,234)   (27,161)             -
______________________________________________________________________________________________________
Net change to plan           875,966     353,171    2,551,660     2,306,252    (18,483)     6,068,566
Net assets available for benefits:
 Beginning of year         1,302,968     539,356    1,970,267     9,892,896    709,963     14,415,450
______________________________________________________________________________________________________
End of year              $ 2,178,934     892,527    4,521,927    12,199,148    691,480     20,484,016
====================================================================================================___

See accompanying notes to financial statements.

AIRGAS, INC. 401(k) PLAN

Notes to Financial Statements

December 31, 1994, 1993 and 1992


(1)  Description of the Plan

     The following description of the Airgas, Inc. 401(k) Plan (the Plan) provides general information only. Participants should refer to the Plan agreement for more complete information.

     General

     The Plan is a defined contribution plan covering substantially all employees of Airgas, Inc. and subsidiaries (the Company). Included in the assets of the Plan are contribution rollovers from pension plans of acquired companies, where applicable. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Contributions

     Employee:

     The Plan permits a participant to defer up to 15% of eligible compensation. The amount of deferred compensation is treated as a salary reduction and is not subject to federal income tax until withdrawn from the Plan. In no event will the contribution exceed maximum allowable contributions as prescribed by the Internal Revenue Service.

     Employer:

     Contributions to the Plan by the Company are made on a matched basis and at a rate of 50% of participant deferred compensation. The employer match is applied on employee contributions of up to 4% of eligible compensation (i.e., maximum employer match is 2% of eligible compensation). Plan participants are eligible for Company contributions one year after their date of hire.

     The amount of discretionary contributions, in addition to the required Company match, elected to be made by the Company are determined by the Board of Directors during each Plan year.

     Participant Accounts

     Contributions are invested as directed by each participant in four separate investment funds. Each participant may designate by written notice to the Plan administrator how the contributions to their account are to be allocated among the four funds. Participants are required to allocate funds in increments of 25% of total contributions.

     In the event a participant fails to submit written notice of allocation, contributions will be invested in the Guaranteed Interest Contracts.

(1)  Continued

In addition to the above initial election, participants may, before the first day of each calendar quarter, elect by written notice to transfer all or 25% increments of the total funds credited to their account to any one or more of the investment funds.

Interest, dividends, and other income earned by the investment funds are reinvested in the same fund. Such amounts are allocated to participants based upon the proportion of a participant's balance to the total fund balance.

     Participant Loans

The Plan administrator may, upon the application of a participant, direct the Trustee to make a loan to such participant. The loan will bear interest at a rate equal to prime plus 2% and shall provide for periodic repayment over a reasonable period of time generally not to exceed five years.

     Vesting

Participants are immediately vested in all contributions. In addition, all earnings on such investments are fully vested.

     Payment of Benefits

Upon retirement, death, disability, or termination of service, participants or beneficiaries are entitled to a distribution equal to the total value of their accounts. Such distributions are generally payable in cash.

Participants experiencing serious financial hardships may be entitled to a distribution upon approval of the Plan administrator.

     Administrative Expenses

All administrative expenses have been paid by the Company.


(2)  Summary of Significant Accounting Policies

     Basis of Accounting

The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present net assets available for benefits and changes in those assets.

(2)  Continued

     Investments

The Plan's investments are maintained by the plan trustee, CoreStates Bank. The fair values of the Fidelity Magellan Fund and the Fidelity Puritan Fund are based on net asset values per share at year-end. The Guaranteed Investment Contracts are valued at year-end contract values. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay administration expense charged by the insurance company.

Investments in Airgas, Inc. common stock are valued at market based upon closing prices at the Plan year-end. At December 31, 1994, the investment in Airgas, Inc. common stock had 2,251 Plan participants invested in the common stock. The value per share was $21.25 at December 31, 1994.

The Fidelity Magellan Fund seeks long-term capital appreciation by making a profit on invested capital over the long-term. The fund invests in common stock, and securities convertible to common stock, issued by companies operating in the U.S. or as foreign companies. Investments are diversified among large and small corporations in a variety of industries and sectors within the market. At December 31, 1994, the Fidelity Magellan Fund had 1,235 Plan participants invested in the fund. The value per share was $66.80 at December 31, 1994.

The Fidelity Puritan Fund is a managed stock and bond fund which seeks to obtain as much income as possible, consistent with the preservation and conservation of capital. The fund invests in a broad list of securities, including common stock, preferred stock and bonds, including high-yield, low-quality bonds. At December 31, 1994, the Fidelity Puritan Fund had 907 Plan participants invested in the fund. The value per share was $14.81 at December 31, 1994.

Guaranteed Investment Contracts (GICs) are invested in the guaranteed interest rate contracts of major insurance companies. Each contract provides a fixed interest rate for a stated period of time. At December 31, 1994, the GICs had 1,906 Plan participants invested in the contracts (see note 7).

(3)  Investments

The following presents fair value of investments and the contract value of GICs held at December 31, 1994 and 1993:

                               December 31, 1994
                                                                   Fair/
Number                                                             Contract
of Shares   Investments                             Cost           Value
_________   ___________                             ____           ________

           Mutual Funds:
 85,871      Fidelity Magellan Fund                $ 5,808,218    5,736,196
203,574      Fidelity Puritan Fund                   3,149,586    3,014,925
____________________________________________________________________________
                                                     8,957,804    8,751,121
____________________________________________________________________________
           Common Stock:
811,761      Airgas, Inc. Common Stock              12,281,410   17,249,918
____________________________________________________________________________

           Guaranteed Investment Contracts:
             Capital Holdings Guaranteed
               Investment Contract, 8.51% due 1/96     237,824      237,824
             Hartford Life Insurance Contract,
               7.9%, due 12/95                         354,972      354,972
             Confederation Guaranteed Investment
               Contract, 8.21%, due 12/95            1,037,205    1,037,205
             Great West Life Guaranteed Investment
               Contracts, 5.6% to 8.07% due
               12/95 to 7/97                         7,007,381    7,007,381
             John Hancock Guaranteed Investment
               Contracts, 5.31% to 8.57%, due
               3/96 to 5/99                          3,223,152    3,223,152
             New York Life Guaranteed Investment
               Contract, 7.14%, due 10/96            1,846,639    1,846,639
____________________________________________________________________________

                                                    13,707,173   13,707,173
____________________________________________________________________________

                                                   $34,946,387   39,708,212
____________________________________________________________________________

(3)  Continued

                               December 31, 1993
                                                                   Fair/
Number                                                             Contract
of Shares   Investments                             Cost           Value
_________   ___________                             ____           ________

           Mutual Funds:
 50,425      Fidelity Magellan Fund                $ 3,363,693    3,572,623
112,574      Fidelity Puritan Fund                   1,709,601    1,773,039
____________________________________________________________________________
                                                     5,073,294    5,345,662
____________________________________________________________________________
           Common Stock:
565,612      Airgas, Inc. Common Stock               5,248,822   12,302,061
____________________________________________________________________________

           Guaranteed Investment Contracts:
             Capital Holdings Guaranteed
               Investment Contract, 8.51% due 1/96     277,089      277,089
             Hartford Life Insurance Contract,
               7.9%, due 12/95                         906,312      906,312
             Confederation Guaranteed Investment
               Contract, 8.21%, due 12/95            1,090,874    1,090,874
             Great West Life Guaranteed Investment
               Contracts, 5.6% to 8.07% due
               12/95 to 7/97                         7,113,222    7,113,222
             John Hancock Guaranteed Investment
               Contracts, 5.31% and 8.57%, due
               3/96 and 5/98                         1,881,245    1,881,245
             New York Life Guaranteed Investment
               Contract, 7.14%, due 10/96            1,714,054    1,714,054
____________________________________________________________________________

                                                    12,982,796   12,982,796
____________________________________________________________________________

                                                   $23,304,912   30,630,519
____________________________________________________________________________

(3)  Continued

Changes in unrealized appreciation are summarized as follows:

                                                1994        1993       1992
______________________________________________________________________________

Unrealized appreciation at January 1       $ 7,325,607   2,276,703    754,629

Unrealized gains (losses) on investments:
   Fidelity Magellan Fund                     (249,470)    226,985   (158,011)
   Fidelity Puritan Fund                      (197,963)     22,585     15,722
   Airgas, Inc. Common Stock                (2,096,563)  4,799,334  1,664,363
______________________________________________________________________________

Unrealized appreciation at December 31     $ 4,781,611   7,325,607  2,276,703
______________________________________________________________________________


During 1994, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) by $(1,314,844) as follows:

   Fidelity Magellan Fund                   $   (54,621)
   Fidelity Puritan Fund                         28,609
   Airgas, Inc. Common Stock                 (1,288,832)
   _____________________________________________________
                                            $(1,314,844)
   _____________________________________________________

Realized gain on the Fidelity Magellan Fund and the Fidelity Puritan Fund investments includes the realized gain on the sale of investments and the realized investment income within these funds. The average cost method is followed in determining the cost of investments sold.

The following investments represent 5% or more of participants' equity at December 31, 1994:
                                                              Percentage of
                                          Fair Value or       Participants'
                                          Contract Value      Equity
______________________________________________________________________________

Fidelity Magellan Fund                     $ 5,736,196           14 %
Fidelity Puritan Fund                        3,014,925            7
Airgas, Inc. Common Stock                   17,249,918           41
Great West Life Guaranteed Investment
  Contract, 5.85%, due 7/31/97               1,948,986            5
Great West Life Guaranteed Investment
  Contract, 5.60%, due 12/31/94              2,150,513            5
______________________________________________________________________________

(4)  Cash and Cash Equivalent

Cash and cash equivalent consists principally of amounts invested in the CoreStates Liquidity Fund which invests in corporate bonds and U.S. Treasury Bills with maturities of three months or less.


(5)  Federal Income Taxes

The Plan has received a letter of favorable determination for tax qualification from the Internal Revenue Service dated March 21, 1989. Accordingly, the Plan is a qualified trust under section 401(a) of the Internal Revenue Code and, thus, is exempt from federal income taxes under section 501(a) of the Internal Revenue Code.


(6)  Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.


(7)  Loss Contingency

In August 1994, the assets of Confederation Life Insurance Company were placed under the regulatory supervision of the Michigan Commissioner of Insurance. The Confederation Life Guaranteed Investment Contract (GIC) is subject to certain regulatory restrictions. The Plan management has ceased accruing interest on the funds until the resolution of this matter. Management has evaluated the collectibility of the investment and believes that the ultimate resolution of the regulatory supervision will not have a material adverse effect on the Plan's financial position, statement of changes in net assets available for benefits, or liquidity.

                                                                   Schedule 1

AIRGAS, INC. 401(k) PLAN

Item 27(a) - Schedule of Assets Held For Investment Purposes

December 31, 1994
______________________________________________________________________________
                                                                   Fair/
Number                                                             Contract
of Shares   Investments                             Cost           Value
_________   ___________                             ____           ________

           Mutual Funds:
 85,871      Fidelity Magellan Fund                $ 5,808,218    5,736,196
203,574      Fidelity Puritan Fund                   3,149,586    3,014,925
____________________________________________________________________________
                                                     8,957,804    8,751,121
____________________________________________________________________________
           Common Stock:
811,761      Airgas, Inc. Common Stock              12,281,410   17,249,918
____________________________________________________________________________

           Guaranteed Investment Contracts:
             Capital Holdings Guaranteed
               Investment Contract, 8.51% due 1/96     237,824      237,824
             Hartford Life Insurance Contract,
               7.9%, due 12/95                         354,972      354,972
             Confederation Guaranteed Investment
               Contract, 8.21%, due 12/95            1,037,205    1,037,205
             Great West Life Guaranteed Investment
               Contracts, 5.6% to 8.07% due
               12/95 to 7/97                         7,007,381    7,007,381
             John Hancock Guaranteed Investment
               Contracts, 5.31% to 8.57%, due
               3/96 to 5/99                          3,223,152    3,223,152
             New York Life Guaranteed Investment
               Contract, 7.14%, due 10/96            1,846,639    1,846,639
____________________________________________________________________________

                                                    13,707,173   13,707,173
____________________________________________________________________________

                                                   $34,946,387   39,708,212
____________________________________________________________________________

                                                                  Schedule 2

AIRGAS, INC. 401(k) PLAN

Item 27(d) - Schedule of Reportable Transactions

Year ended December 31, 1994
______________________________________________________________________________

During the year ended December 31, 1994, the Plan had the following reportable transactions by issue:
                                                                                      Net
Identity of            Description            Transaction   Purchase     Selling      gain
party involved         of asset               type          Price        Price        (loss)
________________________________________________________________________________________________
Fidelity Investment    Magellan Mutual Fund   Purchases     $3,560,030            -           -
                                              Sales          1,131,401    1,148,154      16,753

Fidelity Investment    Puritan Mutual Fund    Purchases      2,961,157            -           -
                                              Sales            562,868      579,375      16,507

Various brokers        Airgas, Inc.           Purchases      7,931,597            -           -
                          Common stock        Sales            709,899    1,406,949     697,050

CoreStates Bank        CoreStates             Purchases     24,661,746            -           -
                          Liquidity Fund      Sales         24,455,729   24,455,729           -

John Hancock           Guaranteed Investment  Purchases      1,905,323            -           -
  Mutual Life             Contract            Sales                  -            -           -
________________________________________________________________________________________________

